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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36769) pertaining to the ARM Financial Group, Inc. Amended and Restated Stock Option Plan and ARM Financial Group, Inc. 1997 Equity Incentive Plan of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of ARM Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                            Ernst & Young LLP


Louisville, Kentucky
March 25, 1998